Exhibit 23.1
Ally Financial Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the below listed registration statements, of our reports dated February 25, 2020, relating to the consolidated financial statements of Ally Financial Inc., and the effectiveness of Ally Financial Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ally Financial Inc. for the year ended December 31, 2019.

Form S-3:
No. 333-226651
No. 333-234810
No. 333-222012

Form S-8:
No. 333-195172

/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Detroit, Michigan
February 25, 2020